Client Id: 77 THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Q1 2019 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: MAY 29, 2019 / 12:30PM GMT OVERVIEW: Co. reported 1Q19 net sales of $734m, adjusted non-GAAP operating loss of $27m and adjusted non-GAAP net loss per diluted share of $0.29. Expects FY19 net sales growth to be 2-4%. Also expects 2Q19 net sales to be flat to up 2% from last year. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MAY 29, 2019 / 12:30PM, ANF - Q1 2019 Abercrombie & Fitch Co Earnings Call CORPORATE PARTICIPANTS Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Pamela Nagler Quintiliano Abercrombie & Fitch Co. - VP of IR Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO CONFERENCE CALL PARTICIPANTS David Loughran Buckley BofA Merrill Lynch, Research Division - Analyst Dylan Douglas Carden William Blair & Company L.L.C., Research Division - Analyst Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Kate Bridget Fitzsimons RBC Capital Markets, LLC, Research Division - Associate VP Mark R. Altschwager Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst Marni Shapiro The Retail Tracker - Co-Founder Omar Regis Saad Evercore ISI Institutional Equities, Research Division - Senior MD and Head of Softlines, Luxury & Department Stores Team Paul Lawrence Lejuez Citigroup Inc, Research Division - MD and Senior Analyst Steven Emanuel Zaccone JP Morgan Chase & Co, Research Division - Analyst Susan Kay Anderson B. Riley FBR, Inc., Research Division - Analyst Tiffany Ann Kanaga Deutsche Bank AG, Research Division - Research Associate PRESENTATION Operator Good day, and welcome to the Abercrombie & Fitch First Quarter Fiscal Year 2019 Earnings Call. Today's call is being recorded. (Operator Instructions) At this time, I'd like to turn the conference over to Pam Quintiliano. Please go ahead. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Thank you. Good morning, and welcome to our first quarter 2019 earnings call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our first quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that any forward-looking statements made on the call are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mention today. A detailed discussion of these factors and uncertainties is contained in the company's filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and a reconciliation of GAAP to adjusted non-GAAP financial measures are included in the release issued earlier this morning. With that, I will turn the call over to Fran. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MAY 29, 2019 / 12:30PM, ANF - Q1 2019 Abercrombie & Fitch Co Earnings Call Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thanks, Pam. Good morning, everyone, and thank you for joining us today to discuss our first quarter results. Throughout the quarter, we remained focused on our core customer and on executing against our strategic initiatives. This resulted in a solid start to the second full year of our growing-while-transforming phase. In the first quarter, we grew the top line; we posted our 7th consecutive quarter of positive comparable sales; Abercrombie rebounded from Q4 with return to positive comps; while Hollister achieved its 10th consecutive quarter of positive comps. We held gross profit rates flat to last year. We had operating expense leverage, and we delivered 130 basis points of adjusted operating loss margin improvement and a net loss reduction. We continue to make progress on our transformation initiatives we outlined at our April 2018 Investor Day: optimizing our global store network; enhancing our digital and omnichannel capabilities; increasing the speed and efficiency throughout our concept to customer product life cycle; and improving our customer engagement through our loyalty programs and marketing optimization. Importantly, we remain on track across all 4 initiatives. And following my discussion of Q1 results, I have exciting developments to share on global store network optimization. So let's discuss our first quarter. The brands have become increasingly differentiated in their product, voice and experience. We continue to interpret product trends for each respective target audience. What's increasingly clear at both is that the customer demands newness and when we deliver that, they respond. At Hollister, we had a plus 2% comp on top of a plus 6% last year. On the guy side, bottoms remained strong, especially jeans and pants, while fleecetops, wovens and outerwear were also solid. Guys achieved several records, including its highest ever first quarter sales in jeans, pants, outerwear and sweaters. Girls also experienced strength in outerwear and bottoms, with pants, shorts and skirts resonating. We had record first quarter sales in pants and outerwear as well as 2 of our must-grow categories: swim and Gilly Hicks. Our Hollister marketing campaign serves as a key complement to our product and brand positioning. We just wrapped up our High School Nation tour, where we had active in-person dialogues with over 100,000 teens. On the digital side, Hollister had its 5 most engaged Instagram posts of all-time in the first quarter, including 2 from our swim collective. The collective had a total reach of approximately 22 million people and total campaign likes, comments and shares up approximately 300% from last year. At Abercrombie, comps returned to positive territory. We posted a plus 1% comp on top of the plus 3% last year. The story here is about the progress we made in womens. Last quarter, Abercrombie comps were negative on a miss in women's tops and dresses. The teams quickly identified the opportunities and took advantage of our agile supply chain to update spring deliveries wherever possible. During the first quarter, we provided newness in tops and dresses. Both categories registered a significant trend change, with dresses recording its highest first quarter sales ever. In addition to tops and dresses, women's bottoms was another highlight. Jeans, shorts and skirts all performed well and pants posted its best first quarter sales number in company history. I'm excited about the direction that our women's business is heading. We are listening and responding to our customer and look forward to building on recent successes. I spent a lot of time talking about women's, but men's had several highlights as well, with strength in knits, joggers and outerwear. Our Abercrombie marketing team has been rolling out updated digital campaigns which speak directly to our target mid-20s customer and their lifestyle. We've been highlighting our most fashion-forward product, and we are seeing results with year-over-year growth and traffic. Our recent Fierce relaunch is a great example of our new integrated approach to marketing. The campaign has garnered over 300 million media impressions since its February introduction. While Fierce has always been popular, after the relaunch, it had its best comp in over 5 years, with about half of recent identified purchases coming from customers that we believe are new to the brand, which is very exciting. Shifting gears to our transformation initiative. In the first quarter, we built on the progress we made in 2018 and hit the ground running for the second full year of our growing-while-transforming phase. Thus far, a critical part of our transformation has been the optimization of our global store network, opportunistic closures, rightsizes, remodels and select openings. While I've said before, it is worth repeating: stores matter. In this increasingly omnichannel world, the customer continues to value the ability to shop across channels, and we remain focused on providing them a brand-appropriate experiences whenever, wherever and however they choose to engage with us. Global store optimization is a key component 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 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Client Id: 77 MAY 29, 2019 / 12:30PM, ANF - Q1 2019 Abercrombie & Fitch Co Earnings Call of our ongoing operating margin expansion story and critical to achieving our previously stated fiscal 2020 goal. We ended fiscal 2018 with 861 stores across brands, of which, 19 were considered flagship. We have, and continue to be, focused on reducing our reliance on large format stores and transitioning to smaller, more omnichannel spaces in the best locations that cater to both local and tourist customers. In line with that strategy, earlier today, we announced our plans to close 3 additional flagships: Hollister SoHo in the second quarter of fiscal '19; Milan A&F by the end of fiscal '19; and Fukuoka A&F in the back half of fiscal '20. When including the recent A&F Copenhagen closure this March and the Pedder Street, Hong Kong A&F closure in 2017, this will bring our total recent flagship closure count to 5 and takes out over 140,000 square feet of real estate that had below-company average productivity. By excluding the recent and announced closures, there are 15 global flagships. Looking ahead, we do expect additional closures through a combination of natural lease expirations, the exercise of kick-out clauses and negotiation with our landlords. These actions as well as the ongoing repositioning of our fleet, keep us on track for our long-term 2020 targets. I want to end the conversation of real estate with one final thought. While I'm extremely proud of the over $1 billion in digital sales that we achieved in fiscal 2018, we are a modern omnichannel retailer. In this age, where it seems like every headline references a retail apocalypse, we continue to invest in our global store base. We have solid partnerships with our landlords, and that is because we are one of the few retailers that remain committed to opening and remodeling stores. That has not changed. We remain on track to provide approximately 85 new experiences for our customer this year and are committed to finding additional opportunities that align with our strategy. Beyond global store optimization, we also made progress on our remaining 3 transformation initiatives. Our teams are highly focused on: building our digital and omnichannel capabilities; increasing our efficiency and speed to market throughout our concept-to-customer product life cycle; and improving our customer engagement through our loyalty programs and marketing optimizations. Digital grew to 30% revenues compared to 27% last year with broad based strength across the Hollister and combined Abercrombie brands. As we continue to evolve with our customer, we saw ongoing double-digit growth in our purchase online pickup in store. Within our efficiency and speed-to-market initiatives, we continue to fine-tune our lead times and find ways to expand our chase capabilities. While this focus has been unwavering, we've added more tools to our arsenal with the recent rollout of markdown and size optimization. Lastly, on improving customer engagement. The growth of our loyalty programs has enabled us to have a customer identification rate of approximately 80%, more than double from where we first -- when we first introduced loyalty in Q1 '16. A critical next phase of our customer engagement initiatives is to leverage this data to better personalize experience for each of our customers, and we recently launched key investments into systems and tools to help bring this to life. Before I turn it over to Scott, I want to give an update on a couple of current events in our industry. The first is the potential tariffs on China stores apparel. Over the past several years, we have been proactively reducing our dependence on China. We have long-standing partners in the region, and they too have been shifting production out of China. These relationships to provide us with flexibility as we continue to maintain an active and open dialogue with our vendor partners. As a reminder, roughly 25% of merchandise received was sourced from China and imported to the U.S. in fiscal 2018, and we plan to be below 20% for this year. In addition to the China tariffs, we're also closely monitoring the retail landscape. In the U.S., post Easter traffic trends from the malls have been challenging. In Europe, the macro situation remains in flux. And in Asia we have a looming trade war. So where does leave us? We have not been immune to the mall traffic trends seen post Easter. We believe that the U.S. consumer, which makes up the majority of our sales, remains healthy. Our traffic has tracked above the mall average, but we do not operate in a bubble. We anticipate a competitive environment, and we have plans in place to read and react, if necessary, throughout the summer selling season. Whatever the environment, I am confident in our ability to execute, and I'm excited about our summer assortments, which build on the newness in silhouettes, fabric and details that our customer responded so favorably to in the first quarter. In conclusion, our hard work is paying off. This is evidenced by our first quarter results, which built on recent momentum and provided additional support for our growing-while-transforming phase. With a strong U.S. consumer backdrop, Kristin Scott and her team providing differentiated product that is resonating across brands and effective relevant marketing campaigns, I am excited about the future. Our flagship update is yet 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. 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Client Id: 77 MAY 29, 2019 / 12:30PM, ANF - Q1 2019 Abercrombie & Fitch Co Earnings Call another in a series of important steps that keeps us on track to achieve our fiscal 2020 operating margin target. And with that, I'm going to turn the call over to Scott. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Thanks, Fran. I'll kick it off with a discussion of our first quarter results. From there, I'll touch on the impact of our flagship and lease accounting updates before ending with our outlook. Turning to the first quarter, net sales of $734 million were up slightly to last year. Results reflected a $16 million adverse impact from changes in foreign currency. Comps came in at a plus 1% on top of a plus 5% last year, marking our seventh consecutive quarter of positive comparable sales. Consistent with the last several quarters, positive cross channel traffic was the key driver of our comp growth, with the customer continuing to respond well to our product and to our compelling branded marketing campaigns. At Hollister, we posted a plus 2% comp on top of a plus 6% last year, while Abercrombie returned to positive territory with a plus 1% comp on top of the plus 3% last year. By geography, we had comp sales of plus 4% in the U.S. with both Hollister and Abercrombie contributing to the result. International comps were negative 4%. Europe experienced sequential comp improvement from the fourth quarter, while Asia weakened. We attribute a portion of our Asia weakness to internal missteps, including product acceptance of key categories as well as not taking advantage of certain selling events in the region. We continue to have an opportunity to get closer to our Asian and European customers, and we look forward to building out our playbooks in these regions in fiscal 2019 and beyond. Our gross profit rate of 60.5% was flat to last year as we cleared through the majority of underperforming women's tops and dresses at Abercrombie. The year-over-year change reflects lower AUR, which was offset by reduced AUC. I'll cover the rest of our results for the quarter on an adjusted non-GAAP basis. Adjusted operating expense, excluding other operating income, was $472 million, down 2% from last year, which was better than our expectation coming into the quarter and resulted in 160 basis points of leverage over last year. The decrease in operating expense compared to last year was primarily due to the impact from changes in foreign currency rates, decreased compensation expense and a reduction and depreciation on store and IT assets. This was partially offset by volume-related expenses from higher digital net sales. There were no excluded items in Q1 this year. As a reminder, in our Q -- in our first quarter 2018 results, approximately $6 million of pretax charges related to certain legal matters were excluded. Other operating income was down $2 million compared to last year, contributing 30 basis points of deleverage. Our adjusted operating loss was $27 million compared to a loss of $37 million last year and included a $2 million adverse impact from changes in foreign currency. Adjusted operating loss margin improved 130 basis points compared to last year. The adjusted effective tax rate for the quarter was 34%, which on a pretax loss was slightly better than our mid-20s guidance, reflecting benefits related to stock-based compensation awards exercised in the quarter and changes in certain valuation allowances. Adjusted net loss per diluted share was $0.29 compared to a loss of $0.56 last year and included the adverse impact from changes in foreign currency of approximately $0.02. We ended the quarter with total inventories up approximately 7% to last year. Of the increase, approximately 5 percentage points was driven by higher in-transit inventory and lower inventory reserves. We plan to end the second quarter with inventory up mid-single digits, reflecting an increase in forecasted in-transit inventory flows due to the updates to our August and September floorset strategy compared to last year. Before turning to our outlook I want to take a few minutes to go through some new items. I'll start with today's flagship news and the resulting impact on our P&L. As Fran mentioned, we have identified 3 flagship locations that will be closing over fiscal 2019 and 2020. We also closed our Copenhagen Abercrombie flagship this past March. As a reference, these 4 locations combined represented under 1% of our fiscal 2018 revenues. So the impact on top line going forward is minimal. In the second quarter, we expect to take net lease-related charges of approximately $45 million due to the SoHo and Fukuoka closures. We expect to have more flagship closure announcements in the future. Each store situation is unique, and therefore, the top line and expense commentary 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MAY 29, 2019 / 12:30PM, ANF - Q1 2019 Abercrombie & Fitch Co Earnings Call provided today should not be extrapolated to our other flagships. Given the delicate nature of exit negotiations, we are not prepared to discuss details of potential future closures at this time. Next up is lease accounting. At the beginning of this fiscal year, we adopted the new lease accounting standard. We are using the modified retrospective transition method and have chosen not to restate prior periods. Upon adoption of the new lease standard on February 3, our total assets and total liabilities each increased by approximately $1.2 billion. These increases primarily reflect the recognition of right-of-use assets and liabilities. In addition, we also recognized a cumulative adjustment decreasing the opening balance of retained earnings of approximately $75 million. The majority of this adjustment was related to an initial impairment of right-of-use assets for stores where the carrying value of assets was not recoverable. I'll finish up with our outlook for the full year and the second quarter. Regarding fiscal 2019, we expect net sales growth of 2% to 4% driven by comparable sales and net new store contribution, partially offset by an adverse impact of changes in foreign currency exchange rates. We now expect the adverse impact of FX to be $30 million, up from our prior expectations of $15 million; comparable sales to up in the low single-digit range; gross profit rate to be up slightly to the 2018 rate of 60.2% with higher average unit retail; net of adverse foreign currency impacts to be partially offset by higher average unit costs; operating expense, excluding other operating income, to be up 4% to 5% from fiscal 2018, adjusted non-GAAP operating expense versus our prior outlook for a 2% rise. This change reflects approximately $45 million or 220 basis points in net lease-related charges due to the SoHo and Fukuoka flagship closures. And finally, a full year tax rate to be in the mid-20s versus our prior mid- to upper 20s expectations. We are closely monitoring China trade talks and our outlook at this time assumes only current tariffs in place. Regarding our second quarter, our outlook assumes net sales to be flat to up 2% from last year, reflecting a $10 million adverse impact from FX. Comp sales to be approximately flat; gross profit rate to be down approximately 100 basis points from last year's 60.2% rate on expectations for continued FX pressure in a heightened promotional environment; operating expense, excluding other operating income, to be up approximately 10% from 2018 adjusted operating expense of $498 million, including net lease-related charges of approximately $45 million. If not for the $45 million, we would have expected operating expense to be flat to up 1%.; and an effective tax rate in the mid-20s. With that, let me turn the call back over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thank you, Scott. I'd like to thank our global team of associates for their contributions. In Q1, we continue to make progress towards our fiscal 2020 financial goals, and this could not have been done without all of you. I'd also like to thank Joanne Crevoiserat. Joanne joined us about 5 years ago as the CFO and was promoted to COO in early 2017. She's been a great partner as we stabilized the business and moved into our growing-while-transforming phase. During her time here, she's built a strong team and I'm confident that we have the right talent in place to build on her important work. We wish her the best of luck on her future endeavors. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Thanks, Fran. That concludes our prepared comments. We will now be happy to take your questions. (Operator Instructions) QUESTIONS AND ANSWERS Operator (Operator Instructions) We'll take our first caller, Omar Saad from Evercore ISI. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MAY 29, 2019 / 12:30PM, ANF - Q1 2019 Abercrombie & Fitch Co Earnings Call Omar Regis Saad - Evercore ISI Institutional Equities, Research Division - Senior MD and Head of Softlines, Luxury & Department Stores Team I wanted to understand the higher OpEx planned and the closing of the flagships. Could you give us more detail around that? How many are closing? What the decision process looked like? How big of a factor is that? Is that the key factor driving the higher SG&A line and the lack of margin upside from that side? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Omer, it's Scott. Yes, that is the key driver. The flagships -- the $45 million charge that we talk about for Q2 is the driver of the change in the OpEx outlook for the full year. That added about 220 basis points to our -- up approximately 2%, so just putting us in that range of 4% to 5% that we laid out. We are closing 3 stores, and we've announced the closure of 3 stores. They'll close within the 2019 and 2020 period. This is a really nice step forward for the company. We've been on this path for a while now, and so it's nice to come to you with some nice progress in this area. And we look forward to looking to reposition within some of these markets and really move to the smaller, more intimate omnichannel spaces as we move forward. So we also mentioned that there will be additional closures coming in the future, and we look forward to bringing news in the future. Omar Regis Saad - Evercore ISI Institutional Equities, Research Division - Senior MD and Head of Softlines, Luxury & Department Stores Team Have these flagships been net drags? And should we expect a lift as you work through them on the P&L? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. In total, the flagship business -- the global flagship business, it was drag on the top line and a drag on the bottom line. So while each one in itself is small, in the future, over the many years it's going to take us to get out of these things, they'll add up. We mentioned that the 4 that we're closing were less than 1% of our sales in 2018. So like I said, incremental improvement is what we're expecting over the years. There's not a silver bullet whenever it comes to these flagships by closing 1 or 2 or 3 that's going to save the day, but it's just going to be a methodical approach to get through these things over the years. Operator Next we'll go to Paul Lejuez with Citi. Paul Lawrence Lejuez - Citigroup Inc, Research Division - MD and Senior Analyst Just given the flat comp guidance in the second quarter and some commentary on the promotional environment, could you just elaborate how much of that is driven by the competitive set? And how much is that related to inventory levels coming out of the first quarter? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So I'll take the first half of that question. So we're excited about our business for the first quarter. We comped the comp. We had our seventh consecutive quarter of positive comps for the company, 10th for Hollister and exciting that we took Abercrombie from negative to positive from Q4 to Q1. The consumer voted on our assortments. We had some exciting records this quarter as well. We went from a best quarter in swim for Hollister girls to a best quarter in Hollister guys for outerwear. So balance assortments that our consumer's voting on, we believe that what we learned from this quarter will help us drive our business for the second quarter. With that said, we have seen a little bit of weakness as we headed into the quarter with mall traffic, our mall traffic actually continued to trend above the total mall traffic. So we are still very confident in our assortments for the second quarter. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MAY 29, 2019 / 12:30PM, ANF - Q1 2019 Abercrombie & Fitch Co Earnings Call Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO From an inventory perspective, we're comfortable with the inventory coming in. The print looks a little high at plus 7%, but there's a couple big items driving that. So we have about 5 percentage points that are coming from in-transit and some lower reserves year-over-year. So we are comfortable with the inventory position. As Fran mentioned, we're acknowledging what's happening around us. It's been a slow start in the mall, in the U.S. in the -- to start May. And so our gross margin guidance for Q2 of the -- down 100 basis points, it gives us that flexibility to be competitive if the promotional environment heats up in the quarter. Operator Next we'll go to Kate Fitzsimons with RBC Capital Markets. Kate Bridget Fitzsimons - RBC Capital Markets, LLC, Research Division - Associate VP I guess just expanding on the gross margin commentary, sounds like you're still planning for AURs to be up into the back half to reach that slightly up gross margin guidance. Could you just speak to what give you the confidence there on that back half improvement? And then secondly, the international business was down 4% from down 2% last quarter. You called out some issues maybe in Asia, but could you just elaborate on some more regional commentary? That would be helpful as well. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Ill kick it off, Kate. So our business has always been back half weighted. Obviously, back to school and holiday are very important times for us. And from a product perspective, we are staying very close to our customer. We're learning every day. I think that's quite evidenced in the change we saw from Q4 to Q1 in our Abercrombie women's dress business, which went from negative to record-setting in the quarter. So as we continue to focus on the consumer, continue to focus on the product, that in conjunction with our marketing campaigns that continue to show that these integrated campaigns are resonating with our consumer, really gives us the confidence as we head into the back half. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. I'll pick up the international side. So a little bit of a mixed bag here internationally. In Europe, we did see sequential improvement off of Q4. The Hollister trend was very consistent with Q4 and then the A&F business, which is primarily a flagship business, picked up a little bit versus Q4. Really tracking what happened in the U.S. when we see that women's product turnaround within the quarter. We continue to focus on transitioning away from those flagships based on our announcement today as well as the couple of stores that we opened in Q4, and we continue to keep an eye on the macro environment in Europe. It is certainly dynamic and tracking Brexit and the European elections and everything else that's happening through the key countries in Western Europe, so definitely keeping an eye there. From an Asia perspective, we did see sequential weakness in Q4. We expected some of this quarter-over-quarter as the Chinese New Year shifted between the month of January and February but we did have some self-inflicted issues here. We didn't maximize the Tmall event in February and [I] mentioned that we saw some product acceptance issues in summer products. So that was really -- the key drivers that we saw in Asia. We're keeping our eyes there on the looming trade war. Everyone's keeping an eye on that, it's in the headlines every day. So again, tracking that and how that's impacting our future customer -- our current future customer. If we take a step back from the international business, we still feel that we have a great long-term opportunity here. We are underpenetrated in our key markets across Europe and in China. And so we're continuing to, what we call, export our playbooks. We have a great team in place here in the U.S. that's digging into the customer. It's aligning that product and voice -- and experience with our customer. And we're building out those teams in Europe and in Asia. And we're optimistic that as we get those teams and those processes in place, that we're going to be able to attack that growth long term. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MAY 29, 2019 / 12:30PM, ANF - Q1 2019 Abercrombie & Fitch Co Earnings Call Operator We'll go next to Matthew Boss with JPMorgan. Steven Emanuel Zaccone - JP Morgan Chase & Co, Research Division - Analyst This is Steve Zaccone on for Matt today. Within the second quarter guidance, can you just elaborate a little bit more on comp expectations by brand? Is one brand seeing more softness than the other quarter to date? And then as we look to the second half of the year, can you just speak to the drivers of expected comp improvement? Do you still see comps up low single digits for the full year? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. I'll grab the first part. For Q2, we don't go into a brand basis, our goal is to manage the total. I would say that we've all seen the traffic reports that have come out over the last 3 weeks and both of our brands exist primarily in malls. So neither brand would be immune to that traffic that's coming into the mall. But we're optimistic that as we get in the peak summer selling period, that all the learnings we have from the spring season in the peak selling periods of Easter and Spring Break will translate into the summer, and that's what's baked into our flat for Q2. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Steve, it's Fran. I'll get to the second half of that question. So as we head into the back half, just to reiterate, we do expect continued sales growth. The Hollister momentum has continued. We are pleased with our results from the first quarter. Particularly our North America business is, and continues to be, strong. We have stabilized Abercrombie. We saw a nice shift from Q4 to Q1 by identifying those product opportunities. We believe if we stay close to the customer, we will continue to make sure that our products resonate. We talked a bit about our supply chain and the agility in our supply chain that was clearly demonstrated by the Q1 change in tops and dresses for our brands. And again, we've also made some transformation initiative investments. We talked about that a little bit earlier today so for example, marketing investments, we're working through personalization, we'll start to see that kickoff in the back half. Markdown and size optimization are also tools that we've embedded. So we have a lot of momentum heading into the back half of the year. Steven Emanuel Zaccone - JP Morgan Chase & Co, Research Division - Analyst Great. Then just one question on the flagships. While the 15 flagships remaining, is there any way to conceptualize how much these stores account for in terms of revenue? Or maybe how much they are in overall a drag to the overall operating margin for the company? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Steve. Yes we're not going to provide that detail at this point. I would say, in total they are a drag to comps and profitability. It's going to take us a while to get out of this thing, so we've been clear on that. And so year-by-year, we're looking to pick these things off one by one and long term we will have some of these flagships, because they're in the right place in the right shopping areas within the cities that we're in. But each store has its own story, and we're going to work through them month-after-month, year-after-year. Operator Your next question comes from the line of Mark Altschwager with Baird. 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MAY 29, 2019 / 12:30PM, ANF - Q1 2019 Abercrombie & Fitch Co Earnings Call Mark R. Altschwager - Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst Exciting to see the return to positive comps at Abercrombie, great to hear the turn in women's. I'm wondering -- I mean do you feel that you've hit a turning point there? Given the easier comparison through the year, how confident are you that A&F can maintain positive comps from here? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Mark, it's Fran. The comps for both brands are built into our outlook. I am pleased obviously, and have confidence in the assortments and what the team has been able to do in the short term. Kristin and her impact on the A&F team is clearly resonating. Our playbook is working. We talk a lot about product voice and experience coming together. So as long as we stay on that path, it's all reflected in our outlook. Mark R. Altschwager - Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst Got it. And if I could quickly follow-up on the SG&A. I think outlook is unchanged excluding the lease charges, but presumably there would be some benefit on the occupancy cost savings given the flagship closures. So I'm wondering if you could discuss any other changes to your SG&A plans that are maybe offsetting lower occupancy cost? Any callout on the marketing or distribution front or just any changes there? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO No. No change on the OpEx outlook for the year. We would pick up a little bit of occupancy on the SoHo store that will close at the end of Q2. The Milan closure is pretty much at year-end, so there's not a pickup there and then the Fukuoka closure is out in 2020. So it's really coming down to the SoHo where we pick up a little bit of OpEx and we lose a little bit of the top line. So not a material impact to the OpEx for the back half. Operator Now we'll go to Susan Anderson with B. Riley FBR. Susan Kay Anderson - B. Riley FBR, Inc., Research Division - Analyst I was wondering if you can maybe just give some thoughts -- you talked about, I think still feeling confident about achieving the 2020 targets. So maybe if you could kind of talk about the path from here to there particularly, I guess in terms of the EBIT margin from '17 levels and I think you had laid out a $1.5 billion opportunity in Europe and China, and just curious if maybe that's changed at all given the macro events out there? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO The path of 2020 hasn't changed. We've been pretty consistent since the 2018 Investor Day. It's about top line growth, some modest gross margin expansion and then OpEx leverage to get us there. 2018 was a good first step. We picked up 100 basis points of the 290-or-so basis points that we need. And that's really the path that we're on. Q1 was another step forward. We saw leverage -- or we saw expansion on the operating margin line at the bottom. As we think about the path from here to the remaining 2020, we remain confident that we're on that track. It's about growing the top line. It's about leveraging the expenses and getting some gross margin in the middle. The transformation initiatives that we've talked about are so important to get us there. Each one of the 4 that we talk about each quarter are all about driving one of those levers to get us to that formula. On the $1.5 billion opportunity in Europe and Asia, that's truly a longer-term aspiration. It wasn't baked in that we needed that $1.5 billion to get to our 2020 target. So while we expand our store count slowly and our digital business in the European and Asia markets, it's not the $1.5 billion that we need for 2020. But again, a very optimistic long term that we can further penetrate those markets. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MAY 29, 2019 / 12:30PM, ANF - Q1 2019 Abercrombie & Fitch Co Earnings Call Susan Kay Anderson - B. Riley FBR, Inc., Research Division - Analyst Great. That's really helpful. And maybe if you could touch a little bit more on inventory. It sounds like the higher inventory is mainly just in-transit. I guess are there any pockets of higher inventory globally though that you're seeing? Or is it main -- or is it really just a higher in-transit? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. It's really just those 2 pieces that we called out. We remain comfortable with the inventory levels. The gross margins -- the gross margin outlook that we have for Q2 is really about the competitive landscape and the FX and not an inventory forced gross margin outlook. Operator We'll next go to Janet Kloppenburg with JJK Research. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Just a couple of questions, Fran. First of all, if you could give us a little bit more clarity on current transit? Sounds like from one of your prior answers that maybe Hollister's okay, but it's been a slow down at A&F. And we've heard more about the weather being the culprit as opposed to the competitive environment. So maybe you could just talk a bit about that and what's embedded in your guidance. In other words, do you think that as weather improves that the comp will improve as we go through the quarter? Just a little bit more clarity on this slowdown and the outlook for the gross margins to be of more pressure than we had expected. And also on the tariff outlook, if tariff -- higher tariffs do become a reality, then should we expect some adjustment on the current gross margin outlook? And just for Scott, on the $45 million real estate charge, I assume that's -- it sounds like it's a GAAP charge, so do you want us to be modeling on a GAAP basis or a non-GAAP basis for the second quarter? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO I'll grab the last part of that multipart question first. The $45 million is a GAAP charge. I would say it's GAAP and non-GAAP, it's not going to be excluded from our results. So you should model that into the results for the year and the quarter. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President So it's going to be in a non-GAAP P&L? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO That is correct, yes. Because it's a lease-related cash charge, it will be in our results. It's very similar if you look back to 2016 for us the way we treated Pedder Street, so it's something we'll continue to call out, but it will be in our results. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Sorry. So going back to the top, we do not give specific brand trend. So not sure what you've heard Janet, but what I can tell you is that again to reiterate, very pleased with our first quarter performance. Both brands were positive, both brands comp-to-comp. Definitely pleased with the turn that we saw in A&F from negative to positive. The specificity on weather, it's an interesting question everybody asks. We had 2 records in the first quarter: one was guy's outerwear; and the other was girl's swimwear. It is very important for the teams to keep balance in their assortments. Balance is the word I use with them all the time, it's actually my favorite word. And staying close to the customer and keeping those balance assortments give us the confidence in our outlook that we've already expressed earlier today. So I think there's one more question. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MAY 29, 2019 / 12:30PM, ANF - Q1 2019 Abercrombie & Fitch Co Earnings Call Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes, on tariffs. Yes, nothing baked into our outlook. We're still dealing in the world of hypothetical here. We remain very engaged with our sourcing partners. We actually just had a vendor conference in Vietnam recently where we sat down with 100 of our closest friends from a vendor perspective and obviously, this was a topic of consideration, and we have a playbook in place if the hypothetical becomes reality. We continue to engage with those those vendors, and we'll have more to say then. Operator All right. And we'll next go to Dylan Carden with William Blair. Dylan Douglas Carden - William Blair & Company L.L.C., Research Division - Analyst Just curious if you could unpack some of the operational efficiencies and where we are that you've kind of built into the model here over the last couple of years dynamic pricing, European merchandise team independence, collective bargaining on fulfillment? Anything to add there as far as sort of how much more and how quickly that sort of impacted the Abercrombie recovery and, sort of, the stability that, that lends to the overall model would be appreciated. Lead times, things like that would be great. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO I'll kick it off with some of the more expense side efforts. The path we've been on around store occupancy, I'd say is the biggest callout. This is a multiyear journey. So we've been trying to grow sales while taking out square footage, we've been successful with that over the past couple of years. And that's really the path that we're going to stay on. We have a couple of tools in our toolbox there. One is store closures and that's a path we've been on, but another one is rightsizing of our store base. A great stat that we like to talk about internally is over the last couple of years, we've rightsized or downsized over 30 stores, and we've taken out over 30% of the square footage of those stores and held the top line. So these are just little nuances of productivity that are going to add up to our longer-term targets. And unfortunately, it takes us a while to get there, but it's a path we've been on and a path we're going to stay on. Rolling out new prototypes is also something that's helped our business. These are smaller stores, more efficient stores, more omnichannel-based stores, and they've been more productive than our baseline stores. So that's kind of the store occupancy in a nutshell, and that's been a big structural change for us over the last couple of years. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director On -- and on the lead time, Dylan, we have a very seasoned sourcing team, and we have very strong relationships with our vendor community. In fact, we just held a vendor conference in Vietnam a few weeks ago talking about strategy and opportunities for us to go forward. We have taken out several weeks in our concept-to-customer lead times over the past few years, and we continue to stay focused on that. The teams hold open-to-buy each week, and they respond to the business. Just as one example, our fastest category today is cut and sew knits. We can turn this domestically in 4 to 6 weeks in that particular category, but it does differ by category and by region. But we've made a lot of progress on lead times, we're excited about what's happening with our sourcings team. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO I'll just circle back, you did mention dynamic pricing. In the Investor Day in 2018, we laid out that we have a big opportunity to be smarter with data and analytics and how we embed that into our business. The couple of tools that we talked about then were rolling out size and markdown optimization. It took us 2018 to get these programs in place. We've rolled them out at the start of Q2, so the models will continue to live and learn as we go through Q2 and Q3. So we expect some benefit as we get into the back half of '19 into '20. The other one that we talked about today was investing in some personalization tools. So this is the next phase of how we're going to leverage that data from a loyalty perspective to better 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MAY 29, 2019 / 12:30PM, ANF - Q1 2019 Abercrombie & Fitch Co Earnings Call personalize the customer experience on more of a one-on-one basis. So these are key investments. They take a little bit of time, they take some organizational change. But we're on track. And those are going to be drivers of our top line, we believe. Dylan Douglas Carden - William Blair & Company L.L.C., Research Division - Analyst Sorry, Scott. Second quarter of '19, you rolled out the, sort of, data analytics tool or... Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO That is correct, yes. We were in implementation mode through 2018, and then we went live in the beginning of Q2 here with markdown and size optimization. Dylan Douglas Carden - William Blair & Company L.L.C., Research Division - Analyst And if I could just sneak a quick one in. Just trying to square the omnichannel, sort of, capabilities being added to the smaller Abercrombie footprint, how does that work? And sort of what efficiences are being built in to sort of make those more omni-friendly? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Within the stores -- so we -- for Abercrombie specifically, we've been shrinking this box from in the past, call it, 8,000 to 10,000 square feet into more of a 5,000 to 6,000 square feet. Within the store itself, we put handheld devices in. We've updated the fitting room experience. We've put pop ins, closets, So purchase online pickup in-store closets to make that a more efficient experience for the customer. We're still in the early innings of rolling out that omnichannel experience, and that's a key focus of all of our brand teams and our store design teams to make sure that, that experience gets better and better as we go forward. Operator And your next question comes from the line of David Buckley with Bank of America. David Loughran Buckley - BofA Merrill Lynch, Research Division - Analyst I -- could you share inventory positioning by brand entering the second quarter? And then any commentary on foreign tours and trends you're seeing? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO From a brand perspective, we're comfortable across brands. We don't usually get that level of detail. On the tourism basis, we've talked about this for the last couple of quarters, and it's been a consistent story that the U.S. tourism has been soft. We expect it to remain soft based on where the currency levels are, both within Europe and within South America. So we see this concentrated on the coasts, mainly East Coast from Europe and then down into Florida from South America and Europe. So those trends have continued. In light of that, we continue to have a very strong U.S. business with a plus 4% comp in Q1 on top of a plus 8% last year. So in light of that tourism softness, we're driving a nice solid U.S. business. Operator And next we'll go to Tiffany Kanaga with Deutsche Bank. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MAY 29, 2019 / 12:30PM, ANF - Q1 2019 Abercrombie & Fitch Co Earnings Call Tiffany Ann Kanaga - Deutsche Bank AG, Research Division - Research Associate You touched on it, but would you dig a little more into the drivers behind your second quarter expectation for gross margin down 100 bps, breaking it down with some color around currency impact? Additionally, would you discuss what kind of currency impact is folded into your gross margin full year plan since we saw that 60 basis point depression of 2016 when there was also about $30 million in currency headwind? And considering the greater FX sales headwinds, but reiterated margin guidance, perhaps you could also elaborate a bit more around what might have bolstered your confidence in second half offsetting benefits? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Okay. I will try to unpack that. So FX, yes. I'll start at the top line here. So for the year, we've taken it from a $15 million adverse impact of $30 million. From a margin perspective that will be a little bit of a hurt. We still see the majority of that coming in the front half. We have that in Q1 where it was about $16 million hurt on the top line and $10 million that we're -- our outlook covers for Q2. So those are going to be a bit of a margin drag here in Q1 and Q2. For the back half, the -- and the currency year-over-year will be a little bit more stable. Those key European currencies where we have the majority of our business, we can pretty significantly in the back half of last year. So we'll start to comp that. So that's part of the reason why we have more confidence in the back half as we'll lap some of that issue. For our Q2 specifically, 2 ways to unpack that 100 basis point down gross margin outlook. We will have some of that FX hurt, I'll call that 20, 30 basis points. The remaining is giving us the ability to operate in the competitive environment. So while the -- we see the soft start here in the U.S. If if inventory start to pile up across the industry, we expect people to get more promotional and more aggressive, and we're going to be playing in that environment. So that's why we have the outlook of down 100 for Q2. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director But from a confidence perspective, Tiffany, our consumer continues to react to newness. We saw a lot of newness in Q1. A great example of that is the category that I call one-and-done for the female consumers, that's rompers and jump suits. We had a very strong response to that. We are able to react to things like that and get back into them as we head into the back half of the year. Another opportunity is waist details and tie details. So our consumer is responding to fashion. She's -- she and he are responding to newness. With the agility of our supply chain that we just talked about a few minutes ago, we can respond to those in real time. And so we continue to be focused on our assortment going forward in our consumer. Operator All right. And we'll take our last question from Marni Shapiro with Retail Tracker. Marni Shapiro - The Retail Tracker - Co-Founder Actually, congratulations on what's been a very choppy environment. The stores do look really great. I have 2 quick ones. Since we're in the public forum, would you guys give any insights around a pickup, if there was any, around the Memorial Day weekend? And then, Fran, if you could just talk about marketing expenses for the second quarter and particularly, the back half of the year? You've had very high social media engagement. You have 30% direct-to-consumer, that's where your customer's gravitating. So how should we think about your marketing spend to the back half of the year? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Okay. So first part of question, on Memorial Day, you're right. We don't comment on interquarter. What I can tell you though is that the first few weeks of May are the smallest part of the quarter for us. We are prepared to see the majority of our -- of the quarter ahead of us and based on what we're seeing from our consumer and the response to key categories that gain importance in the second quarter, that's where we feel confident in 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MAY 29, 2019 / 12:30PM, ANF - Q1 2019 Abercrombie & Fitch Co Earnings Call our assortments. I mean -- I'll let Scott talk specifically about the expense piece of it, but yes. We have had a very strong social engagement with our consumer. We intend to continue on that. Excited about the plans that the team has in place for some of our campaigns in the back half. Building on things like our Fierce campaign, which we just came off of, which was very successful, to your point. So lots of excitement. Then I'll let Scott speak to the specific numbers. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO The marketing will be a key area of investment for the back half. In 2018, we took a nice step-up for the year in terms of our marketing investments. We'll continue to build on that for this year. It'll be a slightly lesser rate with that nice step we took last year. Within the marketing spend though, one of our key transformation initiatives has been optimizing that spend. So our teams have done an amazing job putting tools in place and putting processes in place to make sure that we're investing the dollars that we are spending in the right channels. So what that has resulted in, as you mentioned, some strong social media engagements because we're putting the money in the right places. So even within a flat environment from a marketing spend perspective, we would expect our performance to be better because our teams are getting smarter and putting the money in the right place. Operator And it looks like there are no further questions at this time. So I'd like to turn the call back over to Fran for any additional or closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thank you. So we are pleased with our first quarter performance and the progress in our transformation initiatives. I look forward to updating you further as the year progresses, and thank you for your continued interest and support. DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2019, Thomson Reuters. All Rights Reserved. 12521728-2019-05-29T22:56:34.993 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.